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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of Trinity Industries, Inc. for the registration of 1,500,000 shares of its common stock, par value $1.00 per share, and to the incorporation by reference therein of our reports dated March 13, 2002, with respect to the consolidated financial statements and schedules of Trinity Industries, Inc. included in its Form 10-K for the nine-month period ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
March 20, 2002